Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No. 3 to Registration Statement No. 333-199306 on Form F-1 of our report dated June 1, 2015 with respect to the audited consolidated financial statements of China Customer Relations Centers, Inc. for the years ended December 31, 2014 and 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone–bailey.com
Houston, Texas

July 31, 2015